PROXY STATEMENT PURSUANT TO SECTION 14(a)
              OF THE SECURITIES EXCHANGE ACT OF 1934
                       Amendment No. (___)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as
        permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       PEOPLES FIRST, INC.

         (Name of Registrant as Specified in its Charter)


             (Name of Person(s) Filing Proxy Statement
                    if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No Fee Required
[ ]     Fee computed on table below per Exchange Act
        Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

________________________________________________________________

     2) Aggregate number of securities to which transaction applies:

________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:

________________________________________________________________

     5)  Total fee paid:

________________________________________________________________

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

________________________________________________________________

     2)  Form, Schedule or Registration Statement No.:

________________________________________________________________

     3)  Filing Party:

________________________________________________________________

     4)  Date Filed:

________________________________________________________________



                       PEOPLES FIRST, INC.
                       24 South 3rd Street
                            PO Box 500
                        Oxford, PA  19363
                         (610) 932-9294

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
              To Be Held 9:30 a.m., May 14, 2002



To the Shareholders of Peoples First, Inc.:

     We will hold the annual meeting of shareholders of Peoples
First, Inc., at 9:30 a.m. on May 14, 2002, in the meeting room at The Peoples Bank of Oxford's Operations Center, Oxford,
Pennsylvania, for the following purposes:

(1) To elect two Class II directors to hold office for three years from the date of election; and

(2) To transact such other business as may properly come before the annual meeting and any adjournment thereof, and matters incident to the conduct of the annual meeting.

     Shareholders of record at the close of business on March 1, 2002 are entitled to notice of and to vote at the annual meeting.

     You are cordially invited to attend the annual meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy promptly to assure that your shares are represented at the annual meeting. You may still attend the annual meeting and vote your shares in person, even if you previously returned your proxy.

                              By Order of the Board of Directors



                              Carl R. Fretz, Vice Chairman of
                              the Board and Corporate Secretary

Oxford, Pennsylvania
April 10, 2002



                       PEOPLES FIRST, INC.
                       24 South 3rd Street
                            PO Box 500
                        Oxford, PA  19363

                         PROXY STATEMENT

Solicitation and Voting of Proxies

     This proxy statement is provided in connection with the solicitation of proxies by the board of directors of Peoples First, Inc. to be used at the annual meeting of shareholders of Peoples to be held May 14, 2002, at 9:30 a.m. in the meeting room of The Peoples Bank of Oxford's Operation Center, Oxford, Pennsylvania, and at any adjournment thereof. This proxy statement and proxy is being mailed on or about April 12, 2002, to each shareholder of record on March 1, 2002.

     If the enclosed proxy is properly signed and returned, the shares represented by the proxy will be voted and, if the shareholder indicates a voting choice on the proxy, the shares will be voted in accordance with the choice. If the proxy is signed but no specification is made, the shares represented by the proxy will be voted FOR the election of the nominees for director listed herein. Management knows of no business that will be presented to the annual meeting other than that which is set forth in this proxy statement. If any other matter properly comes before the annual meeting, the proxy holders will vote the shares represented by the proxy in accordance with their best judgment, subject to contrary shareholder instructions on any specific proxy.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise, by delivering to the Secretary of Peoples a later dated proxy or a notice of such revocation. Notice of revocation may be delivered to the Secretary at any time prior to the casting of votes at the annual meeting. Unless a proxy is revoked, the shares represented thereby will be voted as described in the foregoing paragraph, at the annual meeting or any adjournments thereof.

     The entire cost of soliciting proxies (including preparing and mailing the notice, this proxy statement and the form of proxy) will be paid by Peoples. To the extent necessary to ensure sufficient representation at the annual meeting, certain officers, directors and employees of Peoples may, without additional compensation, solicit proxies in person, by telephone, mail, telegraph or other means. Brokers, custodians, nominees and fiduciaries will be reimbursed for all reasonable expenses involved which they have incurred in sending proxy materials to the beneficial owners of Peoples stock. Although Peoples has no present plans to employ solicitors in connection with the annual meeting, if in management's judgment additional solicitations are necessary to secure a quorum, solicitors may be hired at Peoples' expense.

Record Date and Voting Securities

     Shareholders of record at the close of business on March 1, 2002, will be entitled to notice of and to vote at the annual meeting and any adjournments thereof. As of that date, there were 2,998,135 shares of $1.00 par value common stock outstanding, entitled to one vote per share, with no cumulative voting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote will constitute a quorum. In the event a broker that is a record holder of common stock returns a signed proxy, but is not authorized to vote on a matter (a "broker non-vote"), the common stock represented by such proxy will be considered present at the annual meeting and will be counted towards a quorum, but will not be voted.

     The two nominees receiving the highest number of votes will be elected as Class II directors. The affirmative vote of a majority of the votes cast at the annual meeting, in person or by proxy, is required to approve all other matters that may properly come before the annual meeting or any adjournment thereof.

Principal Beneficial Owners of Common Stock

     The following table sets forth, as of January 31, 2002, the name and address of each person who owns of record or who is known by the board to be the beneficial owner of more than five percent of the common stock, the number of shares beneficially owned by such person and the percentage of the common stock so owned.

                                          Common Stock
                                      Beneficially Owned(1)

                                        Amount       Percentage
Name and address                      and nature     of shares
of beneficial owner                  of ownership    outstanding

George C. Mason                       363,572(2)      12.13%
24 South Third Street
Oxford, PA  19363

Elizabeth Mason Thun                  273,122          9.11%
24 South Third Street
Oxford, PA  19363

---------------------

(1) Based upon information furnished by the respective individual and/or filings made pursuant to regulations of the Securities and Exchange Commission. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares.

(2) Includes 45,152 shares owned by his spouse, and 65,560 shares held in trust for his son of which he is trustee.
     Mr. Mason disclaims beneficial ownership of these shares.

               PROPOSAL I -- ELECTION OF DIRECTORS

Nominees for Election as Directors

     Peoples' bylaws specify that the board of directors will consist of not less than five nor more than twenty-five members as fixed from time to time by resolution of a majority of the full board of directors. The board of directors, as provided in the bylaws, is divided into three classes: Class I, Class II and Class III. One class is elected each year and the term of office for each class is three years. Each class must be as nearly equal in number as possible.

     As of January 31, 2002, the board of directors consisted of eight members with three members in Class I, two members in Class II and three members in Class III.

     Under the bylaws, a vacancy in the board of directors is filled by the remaining members of the board. If the vacancy results from the death, resignation or removal of a director, the director elected to fill the vacancy will become a member of the class in which the vacancy occurred. By comparison, persons elected by the board of directors in connection with an increase in the size of the board are designated by the board of directors as belonging to either Class I, Class II, or Class III. In either case, the bylaws further provide that each director so elected remains a member of the board of directors until his or her successor is elected by shareholders at the next meeting of shareholders at which directors of the same class are elected.

     The term of office for each director in Class II expires on the date of the annual meeting of shareholders on May 14, 2002. Accordingly, two Class II directors have been nominated for election at the meeting. The two nominees for election as Class II directors are Hugh J. Garchinsky and Carl R. Fretz.

     The two nominees for election as Class II directors receiving the highest number of votes at the meeting will be elected to serve as directors. Peoples has not received a notice of nomination of any persons other than the nominees of the board of directors. The term of office for those nominees elected as Class II directors at the meeting will expire on the date of the annual meeting in 2005.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitute that the board of directors may recommend or the size of the board may be reduced to eliminate the vacancy. At this time, the board of directors knows of no reason why any nominee might be unavailable to serve.

The board of directors recommends you vote for the election of the nominees named below.

     The names of the persons presently serving as directors and the most highly paid executive officers of Peoples are listed below, together with their ages, business experience for at least five years and certain other information supplied by such person to Peoples, all as of January 31, 2002 (unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them);

                                                                    BENEFICIAL OWNERSHIP(1)
                                                                                 PERCENTAGE
                               OCCUPATION AND                         NUMBER     OF SHARES
NOMINEE               AGE        EMPLOYMENT                         OF SHARES   OUTSTANDING

NOMINEES FOR CLASS II DIRECTORS TO SERVE UNTIL 2005

Hugh J. Garchinsky     51   Director since 1997                        5,601         0.19%
                            Chief Executive Officer since
                            January 1, 2002
                            President since 2000
                            Executive Vice President 1997-1999
                            Senior Vice President 1996-1997

Carl R. Fretz(9)       71   Vice Chairman and Corporate Secretary     49,290(2)      1.64%
                            President of the Bank 1973-1999
                            Director since 1965

CLASS I DIRECTORS SERVING UNTIL 2004

Ben S. Beiler          59   Director since 1989                       24,313(3)      0.81%
                            President of Beiler Enterprises, Inc.,
                            and other related entities (all of
                            which are engaged in real estate
                            sales, investment, or development
                            companies)

Arthur A. Bernardon    55   Director since 1998                        5,004(4)      0.17%
                            President of Bernardon Haber Holloway
                            Architects PC and partner in real
                            estate investment and development
                            companies

David R. Wilmerding    66   Director since 2001                       51,978         1.73%
                            Chairman of Wilmerding & Associates, Inc.
                            (registered investment advisory firm
                            and subsidiary of the Bank)

CLASS III DIRECTORS SERVING UNTIL 2003

George C. Mason        66   Chairman of the Board since 1973         363,572(5)      12.13%
                            Chief Executive Officer 1992-2001
                            Director since 1972
                            Director of HERCO, Inc.

Ross B. Cameron, Jr.   60   Director since 1999                       22,000         0.73%
                            Principal owner of Sea Y LLC (a
                            marine manufacturing business);
                            Former Partner/Owner in investment
                            firm RCH Investments, (a commercial
                            real estate development partnership)

Emidio Frezzo, Jr.     65   Director since 1993                        3,895(6)      0.13%
                            President of Emidio Frezzo, Jr., Inc.
                            (a mushroom industry related business)

EXECUTIVE OFFICERS NOT SERVING AS DIRECTORS

Howard M. Mannheim     63   Executive Vice President                   4,853         0.16%
                            Chief Operating Officer since
                            January 1, 2002

Gary R. Davis          47   Senior Vice President                      2,876(7)      0.10%

Susan H. Reeves        48   Senior Vice President                      3,992(8)      0.13%
                            Chief Financial Officer

Directors and Executive
  Officers as a group
  (11 persons)                                                       560,267(10)     18.69%

--------------------

(1) Based upon information furnished by the respective individual and/or filings made pursuant to Securities and Exchange Commission regulations. Under these regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares.

(2) Includes 4,158 shares owned jointly with spouse; 17,438 shares are owned by Mr. Fretz's spouse of which he disclaims beneficial ownership.

(3) Includes 2,220 shares owned jointly with spouse; 1,100 shares are owned by Mr. Beiler's spouse of which he disclaims beneficial ownership.

(4)  All 5,004 shares are owned jointly with spouse.

(5) Includes 45,152 shares owned by his spouse and 65,560 shares in a trust for his son of which he is trustee.
     Mr. Mason disclaims beneficial ownership of these shares.

(6) Includes 595 shares owned by Mr. Frezzo's spouse, of which he disclaims beneficial ownership.

(7)  Includes 2,345 shares owned jointly with spouse.

(8)  Includes 3,301 shares owned jointly with spouse.

(9)  Carl R. Fretz is the father-in-law of Jay L. Andress,
     Senior Vice President of Operations.

(10) Includes 130,263 shares beneficially owned indirectly by the directors and executive officers of Peoples for which beneficial ownership is disclaimed.

General Information About the Board of Directors

     Peoples' board of directors held eleven meetings in 2001. During 2001, each incumbent director attended at least 75% of the aggregate of
(1) the total number of meetings of the board held during the period for which he served as a director and (2) the total number of meetings of all committees of the board on which he served during the period that he served as a member of such committee.

     In 2001, directors received an annual fee of $10,000. All directors, except for Mr. Garchinsky, also received a $500 fee for attending an additional meeting. Directors who are not employees also receive $100 for each committee meeting attended.

     There are no family relationships between any director, executive officer or person nominated or chosen by the board to become a director or executive officer other than as described in footnote 9 to the Beneficial Ownership table set forth above.

     The board of directors has an audit committee, a compensation committee and a nominating committee.

     For 2001, the audit committee consisted of Messrs. Beiler, Frezzo and Clyde Cameron. The audit committee met four times in 2001.

     The compensation committee consists of Messrs. Beiler, Ross Cameron, Frezzo, Garchinsky and Mason. This committee reviews and approves the compensation of the executive officers of Peoples. The committee met once in 2001.

     For 2001, the nominating committee consisted of Messrs. Beiler, Bernardon, Fretz, Garchinsky, Mason and Frezzo. The nominating committee met twice in 2001.

     Clyde L. Cameron, a director since 1979, retired from the Board of Directors effective December 31, 2001.

Executive Compensation

     The following table sets forth for the fiscal years ended
December 31, 2001, 2000 and 1999, certain information as to the total remuneration paid to or accrued for the benefit of Peoples' Chief
Executive Officer and Peoples' other executive officers receiving total compensation in excess of $100,000.

                   Summary Compensation Table

                                      Annual Compensation
                                                  Other Annual    All Other
Name and                      Salary       Bonus   Compensation  Compensation
Principal Position    Year    ($)(1)        ($)        ($)(2)         ($)
George C. Mason       2001   $175,500     $25,000        -        $48,505(3)
Chairman and Chief    2000   $169,000     $30,000        -        $48,280(3)
Executive Officer (8) 1999   $168,000     $30,000        -        $23,812(3)

Hugh J. Garchinsky    2001   $140,600     $40,000        -        $12,535(4)
Director and          2000   $136,400     $29,000        -        $12,521(4)
President (8)         1999   $116,800     $25,000        -        $ 9,439(4)

Howard M. Mannheim    2001   $ 93,500     $20,000        -        $ 8,672(5)
Senior Vice           2000   $ 91,000     $18,000        -        $ 9,019(5)
President and Chief   1999   $ 85,600     $15,000        -        $ 7,892(5)
Operating Officer (9)

Gary R. Davis         2001   $ 92,600     $18,000        -        $ 7,469(6)
Senior Vice           2000   $ 82,000     $15,000        -        $ 8,645(6)
President and Senior  1999   $ 63,500     $15,000        -        $ 5,884(6)
Lending Officer

Susan H. Reeves       2001   $ 90,200     $20,000        -        $ 8,278(7)
Senior Vice           2000   $ 82,500     $16,000        -        $ 7,856(7)
President and Chief   1999   $ 78,000     $13,000        -        $ 6,919(7)
Financial Officer

----------------------

(1) Amounts shown include cash compensation earned and received as well as amounts earned but deferred at the election of those officers pursuant to the terms of Peoples' profit sharing and 401(k) Plan. Amounts also include annual director's fees in the case of Messrs. Mason and Garchinsky.

(2) The value for perquisites and other personal benefits does not exceed the lesser of $50,000 or ten percent of the total annual salary and bonus of each named executive officer.

(3) Consists of Peoples' contributions to Peoples' profit sharing and 401(k) plan for 2001, 2000 and 1999 totaling $12,911, $13,672 and $12,178, respectively. Amounts for 2001, 2000 and 1999 also include an economic benefit of $1,774, $1,502 and $605, respectively to Mr. Mason for life insurance coverage under an endorsement split-dollar arrangement and the value of Peoples' contributions made during 2001, 2000 and 1999 of $33,820, $33,106 and $11,029, respectively, to a revenue neutral plan which will provide a supplemental benefit to Mr. Mason at his retirement.

(4) Consists of Peoples' contributions to Peoples' profit sharing and 401(k) plan for 2001, 2000 and 1999 totaling, $12,535, $12,521 and $9,439, respectively.

(5) Consists of Peoples' contributions to Peoples' profit sharing and 401(k) plan for 2001, 2000 and 1999 totaling
     $8,672, $9,019 and $7,892, respectively.

(6) Consists of Peoples' contributions to Peoples' profit sharing and 401(k) plan for 2001, 2000 and 1999 totaling
     $7,469, $8,645 and $5,884, respectively.

(7) Consists of Peoples' contributions to Peoples' profit sharing and 401(k) plan for 2001, 2000 and 1999 totaling
     $8,278, $7,856 and $6,919 respectively.

(8)  Effective January 1, 2002, Mr. Garchinsky became
     Chief Executive Officer of Peoples and the Bank, succeeding
     Mr. Mason, who will continue as Chairman.

(9)  Effective January 1, 2002, Mr. Mannheim became Chief Operating
Officer.

Employment Agreements

     George C. Mason. On January 1, 2002, the Bank entered into a new employment agreement with Mr. Mason, the Chairman of the Board of Peoples and the Bank.

     The purpose of the employment agreement is to establish the duties, compensation and continued employment relationship with of Mr. Mason with the Bank and Peoples. The employment agreement provides for an initial term of three years, after which such agreement will automatically renew for successive three-year terms on January 1 of each year unless notice of termination is given. The employment agreement also provides that Mr. Mason will receive a minimum annual salary of $155,000, or such higher annual salary as the compensation committee of the board of directors may determine, and an annual bonus of at least $10,000. In addition, Mr. Mason is entitled to participate in all of the employee benefit plans which are applicable to executive salaried employees; disability insurance with a monthly benefit of $2,500; and fringe benefits normally associated with such officer's position.

     The employment agreement terminates upon the death or disability of Mr. Mason, or for cause, as defined in the employment agreement.
Following the termination of his employment agreement, Mr. Mason has agreed not to compete with the Bank within a 30-mile radius of the Bank's executive office, for a period of two years.

     The employment agreement provides that, if the Bank terminates the employment of Mr. Mason without cause, or Mr. Mason terminates his employment for specified events of "good reason," Mr. Mason would receive 300% of the sum of his individual highest annual base salary plus average annual bonus for the preceding three years. Such amount is payable in equal monthly installments over a period of 36 months. Following such termination, for the remainder of the term of the employment agreement, Mr. Mason and his dependents would be entitled to all employee benefits, other than bonuses, as if he were still employed. At the end of the period, Mr. Mason would be deemed to have retired and be eligible for all benefits provided to retirees. If Mr. Mason's employment had been terminated as of December 31, 2001 under these provisions, Mr. Mason would have received under his employment agreement, severance payments with an aggregate present value of approximately $580,000. If the payments and benefits under the agreement, when aggregated with other amounts received from Peoples or the Bank, are such that Mr. Mason becomes subject to excise tax on excess parachute payments under Sections 4999 and 280G of the Internal Revenue Code, he will receive additional payments equal to such excise tax and any incremental income taxes he may be required to pay by reason of the receipt of additional amounts under the agreement.

     "Good Reason" is generally defined in the Employment Agreement as (a) a significant change in the nature or scope of the authorities, functions, duties or responsibilities of Mr. Mason's position, (b) a material breach of the Agreement by Peoples or the Bank, including failure to maintain the executive salary or benefits as in effect on the date of the Agreement or as they may be improved from time to time, (c) relocation of the Bank's office to a location more than 35 miles from Mr. Mason's residence on the date of the Agreement or Peoples or the Bank requiring that Mr. Mason be based anywhere other than the principal executive offices of the Bank (except for required travel on the Bank's business),or (d) after a change in control (as defined below) occurs, a good faith determination by Mr. Mason that, as a result of the change in control, he is unable to exercise the authorities, powers, functions or duties commensurate with the position for which he is employed.

     A "change in control" is generally defined in the employment agreement to mean (a) the acquisition, other than by Mr. Mason or his affiliates, directly or indirectly, of securities of Peoples representing
19.9 percent or more of the voting power of the then outstanding securities of Peoples; (b) the sale of all, or substantially all, of the assets of Peoples or the Bank to an entity that is not a subsidiary of Peoples; (c) the merger or similar transaction involving Peoples, unless the shareholders and directors of Peoples continue to control the resulting institution at the conclusion of the transaction; (d) the adoption of a plan of liquidation for Peoples or the Bank; (e) during any period of two years, the change in the composition of or majority of the board of directors of Peoples unless the changes are approved by the directors then in office or their approved successors; or (f) any event irrevocably designated as a "change in control" by a majority of the non-employee directors of Peoples.

     In the event of termination of Mr. Mason's employment under his employment agreement as a result of death, Mr. Mason's estate would be entitled to a lump-sum payment representing Mr. Mason's salary for the remainder of the agreement. In the event of termination of Mr. Mason's employment as a result of disability, Mr. Mason would be entitled to continuation of base salary for a period of three years.

Hugh J. Garchinsky. On January 1, 2002, The Bank entered into an employment agreement with Mr. Hugh J. Garchinsky, the Chief Executive Office and President of Peoples and the Bank.

     The purpose of the employment agreement is to establish the duties, compensation and continued employment relationship with of Mr. Garchinsky with the Bank and Peoples. The employment agreement provides for an initial term of three years, after which such agreement will automatically renew for successive three-year terms on January 1 of each year unless
notice of termination is given.      The employment agreement also
provides that Mr. Garchinsky will receive a minimum annual salary of $140,000, or such higher annual salary as the compensation committee of the board of directors may determine. In addition, Mr. Garchinsky is entitled to participate in all of the employee benefit plans which are applicable to executive salaried employees; disability insurance with a monthly benefit of $2,500; and fringe benefits normally associated with such officer's position.

     The employment agreement terminates upon the death or disability of Mr. Garchinsky, or for cause, as defined in the employment agreement. Following the termination of his employment agreement, Mr. Garchinsky has agreed not to compete with the Bank within a 30-mile radius of the Bank's executive office, for a period of two years.

     The employment agreement provides that, if the Bank terminates the employment of Mr. Garchinsky without cause, or Mr. Garchinsky terminates his employment for specified events of good reason, Mr. Garchinsky would receive 300% of the sum of his individual highest annual base salary plus average annual bonus for the preceding three years. Such amount is payable in equal monthly installments over a period of 36 months. Following such termination, for the remainder of the term of the employment agreement, Mr. Garchinsky and his dependents would be entitled to all employee benefits, other than bonuses, as if he were still employed. At the end of the period, Mr. Garchinsky would be deemed to have retired and be eligible for all benefits provided to retirees. If Mr. Garchinsky's employment had been terminated as of December 31, 2001 under these provisions, Mr. Garchinsky would have received under his employment agreement, severance payments with an aggregate present value of approximately $485,800. If the payments and benefits under the agreement, when aggregated with other amounts received from Peoples or the Bank, are such that Mr. Garchinsky becomes subject to excise tax on excess parachute payments under Sections 4999 and 280G of the Internal Revenue Code, he will receive additional payments equal to such excise tax and any incremental income taxes he may be required to pay by reason of the receipt of additional amounts under the agreement.

     "Good Reason" is generally defined in the Employment Agreement as (a) a significant change in the nature or scope of the authorities, functions, duties or responsibilities of Mr. Garchinsky's position, (b) a material breach of the Agreement by Peoples or the Bank, including failure to maintain the executive salary or benefits as in effect on the date of the Agreement or as they may be improved from time to time, (c) relocation of the Bank's office to a location more than 35 miles from Mr. Garchinsky's residence on the date of the Agreement or Peoples or the Bank requiring that Mr. Garchinsky be based anywhere other than the principal executive offices of the Bank (except for required travel on the Bank's business),or
(d) after a change in control (as defined below) occurs, a good faith determination by Mr. Garchinsky that, as a result of the change in control, he is unable to exercise the authorities, powers, functions or duties commensurate with the position for which he is employed.

     A "change in control" is generally defined in the employment agreement to mean (a) the acquisition, other than by Mr. Garchinsky or his affiliates, directly or indirectly, of securities of Peoples representing
19.9 percent or more of the voting power of the then outstanding securities of Peoples; (b) the sale of all, or substantially all, of the assets of Peoples or the Bank to an entity that is not a subsidiary of Peoples; (c) the merger or similar transaction involving Peoples, unless the shareholders and directors of Peoples continue to control the resulting institution at the conclusion of the transaction; (d) the adoption of a plan of liquidation for Peoples or the Bank; (e) during any period of two years, the change in the composition of or majority of the board of directors of Peoples unless the changes are approved by the directors then in office or their approved successors; or (f) any event irrevocably designated as a "change in control" by a majority of the non-employee directors of Peoples.

     In the event of termination of Mr. Garchinsky's employment under his employment agreement as a result of death, Mr. Garchinsky's estate would be entitled to a lump-sum payment representing Mr. Garchinsky's salary for the remainder of the agreement. In the event of termination of Mr. Garchinsky's employment as a result of disability, Mr. Garchinsky would be entitled to continuation of base salary for a period of three years less any amounts payable under a disability plan then in effect.

Compensation Committee Interlocks and Insider Participation

     The compensation committee of the board of directors consists of three independent directors, Messrs. Beiler, Frezzo and Ross Cameron; the Chairman, Mr. Mason; and the Chief Executive Officer and President,
Mr. Garchinsky. Mr. Mason and Mr. Garchinsky do not participate in discussions regarding, or vote on matters affecting, their own compensation.

     Mr. Beiler is the President of Beiler Campbell, Inc. from whom Peoples leases the ground for the Longwood Branch. On December 7, 1994, Peoples signed a 20-year land lease with two five-year renewals with Beiler Campbell, Inc. for this branch. The term of the lease commenced in August 1995. Rental payments made in 2001 totaled $52,401. In addition to the lease payments in 2001, Peoples paid $10,362 to Beiler Campbell, Inc. for common area expense related to the Longwood Branch. In addition, Mr. Beiler's company has performed real estate appraisals for customer loans extended by Peoples. Substantially all of the $55,880 paid for appraisals was passed through to the borrowers. Management believes that payments made by Peoples for these services were comparable to market rates that would have been charged by unaffiliated third parties for similar services. During 2001, Peoples paid Mr. Beiler's company $9,000 for office space rental, which allowed Peoples to locate one of their mortgage originators within the realtor's office.

Committee Report on Executive Compensation

     The salary structure for executive and senior officers of Peoples is included in the overall salary structure of Peoples and is evaluated using the same established criteria that is used for other employees. Salary levels for all employees are determined using salary data for similar job responsibilities from comparable and competitive institutions. The salary administration committee uses this data to establish salary ranges for each job description within Peoples. The overall objective of the salary administration policy is to provide competitive levels of compensation for all employees that is directly related to individual performance and contribution to the success of Peoples.

     Peoples' compensation committee reviews the performance of the Chairman of the Board and the Chief Executive Officer and President so as to provide an overall level of compensation that is competitive within the community banking industry in Pennsylvania. In addition to using competitive data, the compensation committee considers individual performance and contributions to Peoples' annual or long-term results.
The compensation committee uses its discretion to set such compensation where, in its judgment, external, internal or individual circumstances warrant. In addition, the Bank has entered into employment agreements, dated as of January 1, 2002, with its Chairman of the Board and its Chief Executive Officer and President, as described under "Employment Agreements." These employment agreements provide for minimum annual salaries of $155,000 and $140,000, respectively. The Chairman of the Board's employment agreement also provides for an annual bonus of at least $10,000.

     In 2001, the shareholders of Peoples approved the 2001 Stock Option Plan. The Plan is designed to attract, retain and motivate key employees and outside directors who have the ability to enhance the value of Peoples, and to align the interests of key employees and outside directors with those of the shareholders through increased stock ownership. The Plan authorizes a committee of the Board of Directors to grant both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and nonqualified stock options to eligible employees of Peoples and its subsidiaries. As of December 31, 2001, no options had been granted under the Plan.

     The base salary for Mr. Mason, Chairman and Chief Executive Officer through December 31, 2001, was set at $150,000 in 1999 and increased to $160,000 in 2000 and $165,000 in 2001. Mr. Mason was also paid a bonus for 2001 in the amount of $25,000. Determination of Mr. Mason's salary and bonus level by the compensation committee was based on competitive salary information available, Peoples' overall performance, including both qualitative and quantitative measures, as well as Mr. Mason's individual performance.

                     Compensation Committee

            Ben S. Beiler            George C. Mason
            Emidio Frezzo, Jr.       Hugh J. Garchinsky
            Ross B. Cameron, Jr.

Audit Committee Report

     The audit committee of the board of directors of Peoples is composed of three "independent directors" as such term is defined in the listing standards of the National Association of Securities Dealers, Inc. During 2001, members of the Audit Committee were Messrs. Beiler, Frezzo and Clyde Cameron. All actions of the audit committee are approved by the entire board of directors and, accordingly, the audit committee does not presently operate under a written charter.

     The audit committee has reviewed the audited financial statements of Peoples for the fiscal year ended December 31, 2001, and discussed them with management and Peoples independent accountants, Beard Miller Company LLP. The audit committee also has discussed with the independent accountants the matters required to be discussed by the Statement of Auditing Standards No. 61.

     The audit committee has received from the independent accountants the written disclosures and letter required by the Independence Standards Board Standard No. 1, and the audit committee has discussed the accountants' independence from Peoples and management with the accountants.

     Based on the review and discussions described above, the audit committee recommended to the board of directors that Peoples' audited financial statements for the fiscal year ended December 31, 2001, be included in Peoples' annual report on Form 10-K for that fiscal year.

     In connection with standards for independence of Peoples' external auditors issued by the Securities and Exchange Commission, during the 2002 fiscal year the audit committee has considered in advance whether the provisions of the non-audit services from Peoples' independent accountants is compatible with maintaining the independence of the external auditors. The audit committee will continue to consider similar matters relating to independence during the 2002 fiscal year.

                         Audit Committee

            Ben S. Beiler      Clyde L. Cameron
            Emidio Frezzo

Audit Fees

     Audit fees billed or expected to be billed to Peoples by Beard Miller Company LLP for the audit of Peoples' 2001 annual financial statements and for the review of those financial statements included in Peoples' quarterly reports on Form 10-Q for 2001 totaled $53,378.

Financial Information Systems Design and Implementation Fees

     Peoples did not engage Beard Miller Company LLP to provide advice to Peoples regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

All Other Fees

     Fees billed to Peoples by Beard Miller Company LLP during Peoples' 2001 fiscal year for all other non-audit services rendered to Peoples, including tax-related services, totaled $17,550.

Stock Performance Graph

     The following graph presents the five-year cumulative shareholder return for the five years ended December 31, 2001, comparing (i) Peoples common stock, (ii) the S & P 500 Index, and (iii) the SNL Northeast OTC-BB and Pink Banks. Peoples has set forth in the stock performance graph below, the peer index and the S&P 500 index.

     The comparison assumes $100 was invested on December 31, 1996 in Peoples common stock and that all dividends were reinvested. Information for years ended through December 31, 1999, is for The Peoples Bank of Oxford. The historical price performance of Peoples common stock as depicted in the following graph is not necessarily indicative of future price performance.

                        STOCK PERFORMANCE

                          [INSERT GRAPH]

                                       December 31,
                         1996   1997   1998   1999   2000   2001

Peoples First, Inc.      $100   $127   $171   $137   $ 90   $114
S&P 500                  $100   $133   $171   $208   $189   $166
SNL Northeast OTC-BB     $100   $141   $170   $140   $122   $150
and Pink Banks

Certain Indebtedness

     Peoples has had and intends to continue to have banking and financial transactions in the ordinary course of business, including loans, with its directors, officers, principal shareholders and their associates. The loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unrelated parties and do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of extensions of credit outstanding since January 1, 2001, to directors, officers, principal shareholders and any associate of such persons, did not exceed the lesser of $5.0 million or 10% of Peoples' equity capital and the aggregate extensions of credit to all such persons, as a group, did not exceed 20% of Peoples' equity during such period.

Certain Transactions

     Peoples has had and intends to have business transactions in the ordinary course of business with directors, officers, principal shareholders and their associates on comparable terms as those prevailing from time to time for other nonaffiliated vendors of Peoples.

     Also see "Compensation Committee Interlocks and Insider
Participation."

Financial Statements

     The audited financial statements of Peoples for the fiscal year ended December 31, 2001, prepared in conformity with generally accepted accounting principles, are included in the annual report to shareholders which accompanies this proxy statement.

Independent Auditors

     Beard Miller Company LLP is Peoples' principal independent auditor. A representative of Beard Miller Company is expected to be present at the meeting to respond to shareholders' questions and he will have the opportunity to make a statement if he so desires.

Shareholder Proposals

     A shareholder who desires to submit a proposal to be considered for inclusion in the Peoples proxy statement for 2003 must submit the proposal to Peoples at P.O. Box 500, 24 South Third Street, Oxford, Pennsylvania 19363 on or before December 11, 2002, and meet certain other requirements of the SEC's regulations relating to shareholder proposals.

     A shareholder proposal that is not submitted in accordance with these requirements will not be included in Peoples' proxy materials but may nonetheless be presented at the annual meeting of shareholders in 2003. Peoples' bylaws provide that, to be presented at a meeting of shareholders, a proposal must be delivered or mailed to the Secretary not more than 90 nor less than 60 days prior to the meeting, provided that if the annual meeting is not within 30 days of the anniversary of the immediately preceding annual meeting, then shareholder proposals may be submitted not later than the fifth day following the day on which notice of the meeting was mailed to shareholders. In addition, because Peoples did not receive any notices of proposals to be presented at the annual meeting at least forty-five days prior to the mailing date of this proxy statement, the proxy holders of the board of directors will have discretionary authority to vote on such proposal at the meeting.

Section 16 Reporting

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Peoples' officers and directors, and persons who own more than ten percent of Peoples common stock to file reports of the ownership and changes in the ownership with the Securities and Exchange Commission. Officers, directors, and beneficial owners of more than ten percent of Peoples common stock are required to furnish Peoples with copies of all such forms that they file.

     Based solely upon Peoples' review of such forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, Peoples believes that during the fiscal year ended December 31, 2001, its officers, directors and persons who own more than ten percent of the common stock complied with all filing requirements applicable to them, except that director David R. Wilmerding inadvertently reported a transaction late.

                          OTHER MATTERS

     The board of directors is not aware of any other matters to be presented at the meeting. If any other matter properly comes before the meeting requiring a vote of the shareholders the persons named in the accompanying proxy intend to vote the shares represented thereby on such matters in accordance with their best judgment.

PEOPLES WILL PROVIDE TO EACH PERSON SOLICITED, UPON WRITTEN REQUEST, WITHOUT CHARGE EXCEPT FOR EXHIBITS, A COPY OF ITS ANNUAL REPORT ON FORM
10-K. SUCH REPORT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT MARCH 30, 2001. REQUESTS SHOULD BE ADDRESSED TO
SUSAN H. REEVES, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, PEOPLES FIRST, INC., P.O. BOX 500, OXFORD, PENNSYLVANIA 19363.

                              By Order of the Board of Directors


                              Carl R. Fretz, Vice-Chairman &
                              Corporate Secretary

Oxford, Pennsylvania



                         [PROXY CARD]

[Side 1]

Shareholder Services Information

Peoples First, Inc. offers electronic direct deposit of dividends to your bank account. For more information and enrollment forms, please contact our transfer agent, American Stock Transfer and Trust Company.

Questions regarding your individual account, change of address, replacement of lost certificates, dividends and general transfer requirements should be directed to American Stock Transfer and Trust Company.

800-937-5449

Mailing Address:
American Stock Transfer and Trust Company
59 Maiden Lane
New York, New York,  10038

Please retain this information for your future use.


                              PROXY
                        PEOPLES FIRST, INC.

     The undersigned hereby appoints David H. Acox, Jr. and Barbara P. Hill and both jointly and severally, as Proxies, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of Peoples First, Inc. held of record by the undersigned on March 1, 2002, at the annual meeting of shareholders to be held on May 14, 2002 or any adjournment thereof.

          (Continued and to be signed on reverse side.)



[Side 2]

                    Please date, sign and mail your
                 proxy card back as soon as possible!

                    Annual Meeting of Shareholders
                          PEOPLES FIRST, INC.

                             May 14, 2002

[X] Please mark your vote as in this example.

1. ELECTION OF DIRECTORS

          FOR                WITHHOLD
       All Nominees       All Nominees   Nominees: H. Garchinsky
          [ ]                  [ ]                 C. Fretz

     Withhold Authority to vote for any
     individual nominee.  Write name of
     nominee(s) below.

     -----------------------------------

NOTE: This proxy will be voted in the discretion of the proxyholders on such other business as may properly come before the meeting or any adjournment thereof, as permitted by the rules of the Securities and Exchange Commission.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election of the nominees for director listed.

Please mark, sign, date and return the proxy promptly, using the enclosed envelope.

                              ----------------------------------
                              Signature

                              ----------------------------------
                              Print Name

                              ----------------------------------
                              Signature if Held Jointly

                              ----------------------------------
                              Print Name

                              Date __________, 2002

NOTE: Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership or limited liability company, please sign in partnership name by authorized person.